Exhibit 5.1

[Weil, Gotshal & Manges LLP Letterhead]

May 21, 2007

Gentiva Health Services, Inc.

3 Huntington Quadrangle, Suite 200S

Melville, New York 11747-4627

Ladies and Gentlemen:

We have acted as counsel to Gentiva Health Services, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-8 (the “Registration Statement”) by the Company with the Securities and Exchange Commission regarding the registration of 150,000 shares of common stock of the Company, par value $0.10 per share (the “Common Stock”) under the Gentiva Stock & Deferred Compensation Plan for Non-Employee Directors (the “Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Plan, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed the valid existence of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock reserved for issuance under the Plan will be, when issued and paid for in accordance with the provisions of the Plan, validly issued, fully paid and non-assessable and the Plan has been duly authorized by all necessary corporate action on the part of the Company.

Gentiva Health Services, Inc.

May 21, 2007

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Registration Statement.

The opinion expressed herein is limited to the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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